UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 13, 2006
VNUS Medical Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50988	94-3216535

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2200 Zanker Road, Suite F
San Jose, California 95131
(Address of Principal Executive Offices) (Zip Code)
(408) 473-1100
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On January 13, 2006, VNUS Medical Technologies, Inc. (“VNUS”) issued a press release announcing that, as a result of Ms. Kathleen D. LaPorte’s resignation from the audit committee of VNUS’ board of directors in May 2005, VNUS no longer complies with Marketplace Rule 4350 of The Nasdaq Stock Market, Inc. (the “Nasdaq”) that requires the audit committee to be composed of at least three independent directors. Following notification of the staff of the Nasdaq’s Listing Qualifications Department, VNUS received a letter, dated January 11, 2006, from Nasdaq acknowledging the non-compliance and confirming that VNUS has a cure period in which to regain compliance lasting until the earlier of VNUS’ next annual shareholders’ meeting or May 17, 2006. In the event VNUS does not regain compliance within this period, Nasdaq may delist VNUS’ securities. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The governance and nominating committee of VNUS’ board of directors is actively conducting a search for a qualified candidate to fill this vacancy and regain compliance with applicable Nasdaq listing requirements within the cure period.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Document
99.1	Press Release of VNUS Medical Technologies, Inc., dated January 13, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VNUS MEDICAL TECHNOLOGIES, INC.
Date: January 13, 2006	By:	/s/ Charlene A. Friedman
Charlene A. Friedman
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document
99.1	Press Release of VNUS Medical Technologies, Inc., dated January 13, 2006.